Exhibit 99.2

This Statement on Form 4 is filed by: (i) College Top Holdings, Inc.; (ii) Yahoo Inc.; (iii) College Parent, L.P.; (iv) College Parent Holdings GP, LLC; (v) AP IX College Holdings, L.P.; (vi) AP IX College Holdings GP, LLC; (vii) Apollo Management IX, L.P.; (viii) AIF IX Management, LLC; (ix) Apollo Management, L.P.; (x) Apollo Management GP, LLC; (xi) Apollo Management Holdings, L.P.; and (xii) Apollo Management Holdings GP, LLC.

Name of Designated Filer: Apollo Management Holdings GP, LLC

Date of Event Requiring Statement: June 30, 2025

Issuer Name: Taboola.com Ltd.

COLLEGE TOP HOLDINGS, INC.

By:	College Parent, L.P.,
its sole shareholder

By:	College Parent Holdings GP, LLC,
its general partner

By:	/s/ James Elworth
James Elworth
Vice President

YAHOO INC.

By:	/s/ Monica Mijaleski
Monica Mijaleski
Vice President, Chief Financial Officer and Treasurer

COLLEGE PARENT, L.P.

By:	College Parent Holdings GP, LLC,
its general partner

By:	/s/ James Elworth
James Elworth
Vice President

COLLEGE PARENT HOLDINGS GP, LLC

By:	/s/ James Elworth
James Elworth
Vice President

AP IX COLLEGE HOLDINGS, L.P.

By:	AP IX College Holdings GP, LLC,
its general partner

By:	/s/ James Elworth
James Elworth
Vice President

AP IX COLLEGE HOLDINGS GP, LLC

By:	/s/ James Elworth
James Elworth
Vice President

APOLLO MANAGEMENT IX, L.P.

By:	AIF IX Management, LLC,
its general partner

By:	/s/ James Elworth
James Elworth
Vice President

AIF IX MANAGEMENT, LLC

By:	/s/ James Elworth
James Elworth
Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC,
its general partner

By:	/s/ James Elworth
James Elworth
Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/ James Elworth
James Elworth
Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC,
its general partner

By:	/s/ James Elworth
James Elworth
Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ James Elworth
James Elworth
Vice President